                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20049

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

         Date of report (date of earliest event reported): March 1, 1997

                                 PHARMERICA INC.
             (Exact name of registrant as specified in its charter)

             Delaware                             0-20606                            11-2310352
  -------------------------------         ------------------------          ----------------------------
  (State or other jurisdiction of         (Commission File Number)          (IRS Employer Identification
          incorporation)                                                              Number)

          9901 E. Valley Ranch Parkway, Suite 3001, Irving, Texas 75063
--------------------------------------------------------------------------------
                    (Address of principal executive offices)

                                 (972) 401-1541
--------------------------------------------------------------------------------
              (Registrant's telephone number, including area code)

                        CAPSTONE PHARMACY SERVICES, INC.
--------------------------------------------------------------------------------
          (former name or former address if changed since last report)

ITEM 5. OTHER EVENTS

     Registrant is filing financial statements pursuant to Item 7 for two acquisitions that are not required be filed under Item 2.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(a)       Financial statements of businesses acquired

         (i) Audited balance sheet of Pennsylvania Prescriptions, Inc. (d/b/a Emerald Drugs) as of December 31, 1996, and the related statements of operations, changes in stockholders' equity and cash flows for the year then ended.

         (ii) Audited balance sheet of Med-Tec Pharmaceutical Services, Inc. as of June 30, 1997, and the related statements of operations, changes in stockholders' equity (deficit) and cash flows for the year then ended.

(b) Pro forma financial information. Pro forma financial data for the year ended December 31, 1996 and the nine months ended September 30, 1997, reflecting the acquisitions by the Company of IMD Corporation, DCMed, Inc., Symphony Pharmacy Services, Inc., Happy Harry's Inc., Institutional Pharmacy, Inc., Clinical Care - SNF Pharmacy, Inc., Portaro Pharmacies, Inc., Alger Health Services, Inc., Pennsylvania Prescriptions, Inc., Pharmacare, Inc., Willowwood, Macromed and Med-Tec Pharmaceutical Services, Inc.

(c) Exhibits. The exhibits filed as a part of this report are listed in the Exhibit Index immediately following the signature page.

 Exhibit No.                        Exhibit Index
 -----------                        -------------
     2.1       Asset Purchase Agreement dated August 8, 1997 between Med Tec
               Pharmaceutical Services, Inc., the Shareholders and the
               Registrant (incorporated by reference to Exhibit 2 from the
               Registrant's Periodic Report on Form 8-K dated September 30,
               1997).

     2.2       Asset Purchase Agreement dated March 6, 1997 between Pennsylvania
               Prescriptions, Inc. (d/b/a Emerald Drugs), the Shareholders and the Registrant (incorporated by reference to Exhibit 2.8 from the Registrant's 10-K dated March 31, 1997).

     4.1 Form of Series B Warrant Certificate (incorporated by reference to Exhibit 4.1 to the Company's Registration Statement on Form
               S-3 (Reg. No. 333-03643).

     4.2 Form of Series B Warrant Agreement, dated as of August 7, 1996, between the Company and First Union National Bank of North
               Carolina (incorporated by reference to Exhibit 4.2 to the Company's Registration Statement on Form S-3 (Reg. No.
               333-03643)).

     4.4       Form of Warrant ($4.50) for Purchase of Common Stock
               (incorporated by reference to Exhibit 4.5 to the Company's Annual
               Report on Form 10-K for fiscal year ended February 29, 1995).

     4.5       Form of Warrant ($5.50) for Purchase of Common Stock
               (incorporated by reference to Exhibit 4.6 to the Company's
               Annual Report on Form 10-K for fiscal year ended February 29,
               1995).

     4.6       Stock Purchase Agreement, dated December 16, 1994, between the
               Company and Counsel Corporation (incorporated by reference to Exhibit 4.7 to the Company's Annual Report on Form 10-K for fiscal year ended February 29, 1995).

     4.7       Warrant to Purchase Shares of Common Stock, dated December 16,
               1994, for the purchase of 800,000 shares (incorporated by reference to Exhibit 4.8 to the Company's Annual Report on Form
               10-K for fiscal year ended February 29, 1995).

     4.8       Warrant to Purchase Shares of Common Stock, dated December 16,
               1994, for the purchase of 1,000,000 shares (incorporated by reference to Exhibit 4.9 to the Company's Annual Report on Form
               10-K for fiscal year ended February 29, 1995).

     4.9 Warrant to purchase shares of Common Stock dated January 1, 1996, for the purchase of 75,000 shares. (incorporated by reference to Exhibit 4.9 to the Company's Annual Report on Form 10-K for fiscal year ended December 31, 1996)

     4.10      Warrant to purchase shares of Common Stock dated December 20,
               1995 for the purchase of 15,000 shares. (incorporated by reference to, Exhibit 4.10 to the Company's Annual Report on Form
               10-K for fiscal year ended December 31, 1996)

     4.11      Form of ACA Investors Warrant ($12.00) for purchase of Common
               Stock (incorporated by reference to Exhibit 4.11 to the Company's
               Annual Report on Form 10-K for fiscal year ended December 31,
               1996)

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors and Stockholders of Med-Tec Pharmaceutical Services, Inc.:

We have audited the accompanying balance sheet of Med-Tec Pharmaceutical Services, Inc. (a Pennsylvania corporation) as of June 30, 1997, and the related statements of operations, changes in stockholders' deficit and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Med-Tec Pharmaceutical Services, Inc. as of June 30, 1997, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

/s/ Arthur Andersen LLP

Baltimore, Maryland,
December 5, 1997

                      MED-TEC PHARMACEUTICAL SERVICES, INC.

                                  BALANCE SHEET

                               AS OF JUNE 30, 1997

                                     ASSETS

CURRENT ASSETS:

    Cash                                                                      $    89,648
    Accounts receivable, less allowance for doubtful
        accounts of $603,956                                                    2,720,335
    Inventory                                                                     940,824
    Prepaid expenses                                                               16,274
                                                                              -----------

           Total current assets                                                 3,767,081

PROPERTY AND EQUIPMENT, net                                                       724,117

OTHER ASSETS, net                                                                  39,005
                                                                              -----------

           Total assets                                                       $ 4,530,203
                                                                              ===========

                     LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES:

    Accounts payable                                                          $ 1,139,745
    Accrued expenses                                                              266,430
    Current portion of long-term debt                                             147,019
                                                                              -----------

           Total current liabilities                                            1,553,194

LONG-TERM DEBT, net of current portion                                          1,100,729

DUE TO AFFILIATES                                                               2,189,806
                                                                              -----------

           Total liabilities                                                    4,843,729
                                                                              -----------

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' DEFICIT:

    Common stock, $10 par value, 1,000 shares issued and
        outstanding                                                                10,000
    Retained deficit                                                             (323,526)
                                                                              -----------

           Total stockholders' deficit                                           (313,526)
                                                                              -----------

           Total liabilities and stockholders' deficit                        $ 4,530,203
                                                                              ===========




       The accompanying notes are an integral part of this balance sheet.

                      MED-TEC PHARMACEUTICAL SERVICES, INC.

                             STATEMENT OF OPERATIONS

                        FOR THE YEAR ENDED JUNE 30, 1997

NET SALES                                        $ 12,393,395

COST OF SALES                                       7,754,461
                                                 ------------

           Gross profit                             4,638,934
                                                 ------------

OPERATING EXPENSES:

    Pharmacy payroll and operating costs            2,359,679
    Selling and administrative                        769,352
    Delivery charges                                  673,739
    Provision for bad debts                           481,352
    Property operating costs                          191,404
    Depreciation and amortization                     175,060
                                                 ------------

           Total operating expenses                 4,650,586
                                                 ------------

           Loss from operations                       (11,652)
                                                 ------------

NONOPERATING EXPENSE:

    Management fees                                  (300,000)
    Interest expense                                 (113,163)
    Other expense                                     (22,893)
                                                 ------------

           Total nonoperating expense                (436,056)
                                                 ------------

           Net loss                              $   (447,708)
                                                 ============




         The accompanying notes are an integral part of this statement.

                      MED-TEC PHARMACEUTICAL SERVICES, INC.

                  STATEMENT OF CHANGES IN STOCKHOLDERS' DEFICIT

                        FOR THE YEAR ENDED JUNE 30, 1997

                                Common    Retained
                                 Stock     Deficit       Total
                                -------   ---------    ---------
BALANCE, at June 30, 1996       $10,000   $ 272,182    $ 282,182

    Stockholder distributions        --    (148,000)    (148,000)

    Net loss                         --    (447,708)    (447,708)
                                -------   ---------    ---------

BALANCE, at June 30, 1997       $10,000   $(323,526)   $(313,526)
                                =======   =========    =========




         The accompanying notes are an integral part of this statement.

                      MED-TEC PHARMACEUTICAL SERVICES, INC.

                             STATEMENT OF CASH FLOWS

                        FOR THE YEAR ENDED JUNE 30, 1997

CASH FLOWS FROM OPERATING ACTIVITIES:
    Net loss                                                $(447,708)
    Adjustments to reconcile net loss to net cash used in
        operating activities-

    Depreciation and amortization                             175,060
    Change in operating assets and liabilities-

        Decrease in accounts receivable                        43,574
        Increase in inventory                                 (69,921)
        Increase in prepaid expenses                           (8,620)
        Increase in other assets                               (8,728)
        Increase in accounts payable                           71,690
        Increase in accrued expenses                           60,953
                                                            ---------

           Net cash flows from operating activities          (183,700)
                                                            ---------

CASH FLOWS FROM INVESTING ACTIVITIES:

    Purchases of fixed assets                                (200,114)
    Proceeds from disposals of equipment                        2,675

           Net cash flows from investing activities          (197,439)
                                                            ---------

CASH FLOWS FROM FINANCING ACTIVITIES:

    Proceeds from long-term debt                               79,941
    Repayments of long-term debt                             (132,841)
    Increase in due to affiliates                             601,135
    Stockholder distributions                                (148,000)
                                                            ---------

           Net cash flows from financing activities           400,235
                                                            ---------

NET INCREASE IN CASH                                           19,096

CASH, beginning of year                                        70,552

CASH, end of year                                           $  89,648
                                                            =========

SUPPLEMENTAL DISCLOSURE:

    Cash paid for interest                                  $ 113,163
                                                            =========



         The accompanying notes are an integral part of this statement.

                      MED-TEC PHARMACEUTICAL SERVICES, INC.

                          NOTES TO FINANCIAL STATEMENTS

                                  JUNE 30, 1997

1.    ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

Med-Tec Pharmaceutical Services, Inc. (the Company), is a Pennsylvania corporation that provides medical supplies and equipment, prescription drugs and over-the-counter drugs to long-term care facilities and their residents in the mid-Atlantic region.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions. These estimates and assumptions affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue, expenses, gains and losses during the reporting periods. Actual results could differ from these estimates.

Inventory

Inventory consists principally of medical supplies and pharmaceuticals and is stated at the lower of cost or market value utilizing the FIFO (first-in, first-out) method.

Property and Equipment

Property and equipment are recorded at cost. Depreciation and amortization are computed using the straight-line method over the estimated useful lives of the assets or, with respect to leasehold improvements, over the remaining term of the lease, whichever is shorter. Property and equipment are depreciated over the following useful lives:

          Leasehold improvements                                   10 years or remaining
                                                                     term of the lease
          Furniture and equipment                                       5 - 20 years
          Vehicles                                                      3 - 4 years

Income Taxes

The Company elected to be taxed as an S-corporation. This election requires the individual stockholders, rather than the Company, to pay federal income tax on the Company's earnings. There is no provision for federal income tax included in the financial statements.

Revenue Recognition

Revenue is recorded as products are shipped and services are rendered. The Company sells its products principally to residents of long-term care facilities who are insured by commercial insurers or by various state Medical Assistance programs. In addition, the Company receives a fee from certain customers to process their claims for reimbursement from insurers and program payors.

Sales to residents insured by the various state Medical Assistance programs or the Medicare program are recorded based upon the respective program's allowable fee schedule. Sales to all other residents are based on the Company's established prices. None of the Company's sales are subject to audit or retroactive adjustment by the respective payors.

Concentration of Credit Risk

Accounts receivable are uncollateralized and are primarily reimbursed by third party payors. As of June 30, 1997, the approximate percentages of accounts receivable from each payor category are as follows:

         Medicare                                                      8%
         Medicaid                                                     18%
         Commercial and private payors                                74%
                                                                     ----
                                                                     100%
                                                                     ====

2.    PROPERTY AND EQUIPMENT:

Property and equipment, as stated at cost, are summarized by major classifications, as follows:

         Leasehold improvements                             $  166,405
         Furniture and equipment                               839,577
         Vehicles                                              329,306
                                                            ----------
                                                             1,335,288

         Less:  Accumulated depreciation and amortization      611,171
                                                            ----------

         Property and equipment, net                        $  724,117
                                                            ==========

Depreciation expense for the year ended June 30, 1997, was $175,060.

3.    LONG-TERM DEBT:

As of June 30, 1997, the following debt was outstanding:

         PNC Bank, N.A., committed line of credit up to $1,000,000, with expiration date of December 1999, interest paid monthly at the bank's prime rate (8.5% at June 30, 1997), collateralized by all the assets of the Company and a surety agreement by a
             stockholder.                                                          $  750,000

         PNC Bank, N.A., 5-year term loan in the amount of $500,000, payable in monthly installments of $8,333, plus interest at the bank's prime rate plus 1/2% (9.0% at June 30, 1997) through April 2001, collateralized by all the assets of the Company and a surety
             agreement by a stockholder.                                              383,343


         Ford Motor Credit Corporation, 36 to 48-month notes payable in monthly installments ranging from $390 to $595, plus interest at 9.5% to
             10.5%, with the last payment due August 2000,
             collateralized by vehicles.                                              104,908

         Secured installment notes, 3-year notes payable in monthly installments ranging from $60 to $215, with the last payment due March 2000,
             collateralized by equipment purchased.                                     9,497
                                                                                   ----------

                                                                                    1,247,748

         Less:  Current portion                                                       147,019
                                                                                   ----------
                Total long-term portion                                            $1,100,729
                                                                                   ==========

At June 30, 1997, principal maturities of the long-term debt are as follows:

   Year Ending June 30,
   --------------------

         1998                    $  147,019
         1999                       145,529
         2000                       870,681
         2001                        84,519
                                 ----------

                                 $1,247,748
                                 ==========

4.    COMMITMENTS:

The Company has operating leases for office and warehouse space in Valley Forge, Pennsylvania, and Mt. Laurel, New Jersey. Total rental expense for fiscal year 1997 was $164,659. Future minimum lease payments are as follows:

   Year Ending June 30,
   --------------------
         1998                                   $106,296
         1999                                    106,296
         2000                                     84,216
         2001                                     73,176
         2002 and thereafter                     115,862
                                                --------

                                                $485,846
                                                ========

5.    DUE TO AFFILIATES:

Due to affiliates consists of unpaid management fees and noninterest-bearing cash advances from related parties. These balances have been personally guaranteed by a stockholder of the Company. The affiliates have entered into agreements stating that amounts due will be payable 367 days after demand by the affiliates. Amounts due to affiliates are as follows:

         Accord Health Services, Inc.                    $1,844,467
         Revere Medical, Inc.                               345,339
                                                         ----------

                  Due to affiliates                      $2,189,806
                                                         ==========

6.    RELATED PARTY TRANSACTIONS:

During the normal course of business, the Company engages in transactions with other entities in which a shareholder of the Company maintains an ownership interest. Sales to affiliated companies during the year ended June 30, 1997, are as follows:

         Greenleaf Nursing and Convalescent                        $  327,403
         Kutztown Manor                                               264,670
         Briarleaf Nursing and Convalescent                           424,370
         Brandywine Nursing and Convalescent                          226,278
         Pikesville Nursing and Convalescent                          497,590
                                                                   ----------

                  Sales to affiliated companies                    $1,740,311
                                                                   ==========

Amounts due from related entities as of June 30, 1997, are included in accounts receivable and total $221,327.

7.    401(K) SAVINGS PLAN:

On July 1, 1995, the Company adopted a 401(k) savings plan which is available to all full-time employees. The Company matches 50% of a participant's contribution up to the first 6% of eligible compensation. The Company's savings plan contribution for fiscal year 1997 was $33,649.

8.    SUBSEQUENT EVENT:

In August 1997, Capstone Pharmacy Services, Inc. purchased substantially all of the assets of the Company for $14.9 million in cash, $1.4 million in the form of a note and assumed approximately $1.5 million of the Company's debt.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors and Stockholders of Pennsylvania Prescriptions, Inc. d/b/a Emerald Drug Stores:

We have audited the accompanying balance sheet of Pennsylvania Prescriptions, Inc. d/b/a Emerald Drug Stores (a Pennsylvania corporation) as of December 31, 1996, and the related statements of operations, changes in stockholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Pennsylvania Prescriptions, Inc. d/b/a Emerald Drug Stores as of December 31, 1996, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

Baltimore, Maryland,
  August 12, 1997

                        PENNSYLVANIA PRESCRIPTIONS, INC.

                            d/b/a EMERALD DRUG STORES

                                  BALANCE SHEET

                             AS OF DECEMBER 31, 1996

                                     ASSETS

CURRENT ASSETS:

    Cash                                                                            $  110,269
    Accounts receivable, less allowance for doubtful
        accounts of $203,022                                                         1,103,245
    Accounts receivable, other                                                          15,962
    Inventory                                                                        1,137,808
    Prepaid expenses and other current assets                                           20,745
                                                                                    ----------

           Total current assets                                                      2,388,029

EQUIPMENT AND LEASEHOLD IMPROVEMENTS, net                                              352,870

OTHER ASSETS, net                                                                      427,725
                                                                                    ----------

           Total assets                                                             $3,168,624
                                                                                    ==========

                      LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:

    Short-term borrowings                                                           $  267,317
    Accounts payable                                                                 1,520,695
    Accrued expenses and other current liabilities                                     201,055
    Current portion of long-term debt                                                  226,299
                                                                                    ----------

           Total current liabilities                                                 2,215,366

LONG-TERM DEBT, net of current portion                                                 813,518

INSTALLMENT OBLIGATION                                                                  27,746
                                                                                    ----------

           Total liabilities                                                         3,056,630
                                                                                    ----------

COMMITMENTS

STOCKHOLDERS' EQUITY:

    Common stock, $1 par value, 2,000 shares authorized,
        issued and outstanding                                                           2,000
    Additional paid-in capital                                                          65,306
    Retained earnings                                                                   44,688
                                                                                    ----------

           Total stockholders' equity                                                  111,994
                                                                                    ----------

           Total liabilities and stockholders' equity                               $3,168,624
                                                                                    ==========




       The accompanying notes are an integral part of this balance sheet.

                        PENNSYLVANIA PRESCRIPTIONS, INC.

                            d/b/a EMERALD DRUG STORES

                             STATEMENT OF OPERATIONS

                      FOR THE YEAR ENDED DECEMBER 31, 1996

NET SALES                                                  $12,301,364

COST OF SALES                                                8,533,595
                                                           -----------

           Gross profit                                      3,767,769
                                                           -----------

OPERATING EXPENSES:

    Selling, general and administrative                      3,650,036
    Provision for doubtful accounts                             28,132
    Depreciation and amortization                              160,596
                                                           -----------

           Total operating expenses                          3,838,764
                                                           -----------

           Loss from operations                                (70,995)
                                                           -----------

NONOPERATING INCOME (EXPENSE):

    Interest expense                                          (105,009)
    Other income                                                41,508
                                                           -----------

           Total nonoperating expense                          (63,501)
                                                           -----------

           Net loss                                        $  (134,496)
                                                           ===========




         The accompanying notes are an integral part of this statement.

                        PENNSYLVANIA PRESCRIPTIONS, INC.

                            d/b/a EMERALD DRUG STORES

                  STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY

                      FOR THE YEAR ENDED DECEMBER 31, 1996

                                         Additional
                                 Common    Paid-In     Retained
                                  Stock    Capital     Earnings       Total
                                 ------    -------    ---------     ---------

BALANCE, at December 31, 1995    $2,000    $65,306    $ 205,683     $ 272,989

    Dividends                        --         --      (26,499)      (26,499)

    Net loss                         --         --     (134,496)     (134,496)
                                 ------    -------    ---------     ---------

BALANCE, at December 31, 1996    $2,000    $65,306    $  44,688     $ 111,994
                                 ======    =======    =========     =========




         The accompanying notes are an integral part of this statement.

                        PENNSYLVANIA PRESCRIPTIONS, INC.

                            d/b/a EMERALD DRUG STORES

                             STATEMENT OF CASH FLOWS

                      FOR THE YEAR ENDED DECEMBER 31, 1996

CASH FLOWS FROM OPERATING ACTIVITIES:
    Net loss                                                                          $  (134,496)
    Adjustments to reconcile net loss to net cash flows from
        operating activities-

    Depreciation and amortization                                                         160,596
    Provision for doubtful accounts                                                        28,132

    Change in operating assets and liabilities, net of working capital acquired-

        Increase in accounts receivable                                                  (436,689)
        Increase in inventory                                                            (144,339)
        Increase in prepaid expenses and other current assets                             (11,656)
        Increase in other assets                                                          (25,771)
        Increase in accounts payable                                                       34,315
        Increase in accrued expenses and other current liabilities                         46,195
                                                                                      -----------

           Net cash flows from operating activities                                      (483,713)
                                                                                      -----------

CASH FLOWS FROM INVESTING ACTIVITIES:

    Capital expenditures                                                                 (238,395)
    Acquisition                                                                          (473,886)
    Proceeds from disposals of equipment                                                   21,808
                                                                                      -----------

           Net cash flows from investing activities                                      (690,473)
                                                                                      -----------

CASH FLOWS FROM FINANCING ACTIVITIES:

    Proceeds from long-term debt                                                        1,169,531
    Repayments of long-term debt                                                          (32,161)
                                                                                      -----------

           Net cash flows from financing activities                                     1,137,370
                                                                                      -----------

NET DECREASE IN CASH                                                                      (36,816)

CASH, beginning of year                                                                   147,085
                                                                                      -----------

CASH, end of year                                                                     $   110,269
                                                                                      ===========

SUPPLEMENTAL DISCLOSURES:

    Cash paid for-

        Interest                                                                      $   107,099
                                                                                      ===========



         The accompanying notes are an integral part of this statement.

                        PENNSYLVANIA PRESCRIPTIONS, INC.

                            D/B/A EMERALD DRUG STORES

                          NOTES TO FINANCIAL STATEMENTS

                                DECEMBER 31, 1996

1.    ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

Pennsylvania Prescriptions, Inc. (the Company), doing business as Emerald Drug Stores, was incorporated in Pennsylvania on October 13, 1977, and is primarily a retail pharmacy chain, operating ten stores in south central PA. The Company also provides independent pharmacy services to long-term care institutions including skilled nursing homes, assisted living facilities and other institutional health care settings. The Company purchases and dispenses prescription and nonprescription pharmaceuticals.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions. These estimates and assumptions affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue, expenses, gains and losses during the reporting periods. Actual results could differ from these estimates.

Inventory

The Company uses the dollar value LIFO (last in, first out) method for valuation. If the FIFO method of valuation had been used, inventory would have been $306,284 higher and earnings $9,970 higher.

Equipment and Leasehold Improvements

Equipment and leasehold improvements are recorded at cost. Depreciation and amortization are computed using accelerated methods over the estimated future lives or, with respect to leasehold improvements, over the term of the lease, whichever is shorter.

          Equipment                                 5 - 7 years
          Furniture and fixtures                    5 - 7 years
          Auto equipment                            5 - 7 years

Income Taxes

The Company elected to be taxed as an S-corporation, which is a pass-through tax entity. This election requires the individual stockholders, rather than the Company, to pay federal and state income tax on the Company's earnings. Pennsylvania also recognizes the "S" election. There is no provision for income taxes included in the financial statements.

Revenue Recognition

Revenues are recorded as products are sold or shipped and services are rendered. A portion of the Company's sales is covered by various state and Federal reimbursement programs, which are subject to review and/or audit. Reimbursement programs are also subject to change from time to time.

Concentration of Credit Risk

Accounts receivable are uncollateralized and are primarily reimbursed by third party payors. As of December 31, 1996, the approximate percentages of sales and accounts receivable from each payor category are as follows:

          Third party payors                                               60%
          Institutional contracts                                          30%
          Other payors                                                     10%

Accounting Standards

In March 1995, the Financial Accounting Standards Board issued SFAS No. 121 (SFAS 121), "Accounting for the Impairment of Long-Lived Assets and for the Long-Lived Assets to be Disposed Of," which requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amount. SFAS 121 also addresses the accounting for long-lived assets that are expected to be disposed of. As of December 31, 1996, management believes there were no indications of impairment that would affect the carrying values of assets.

2.    EQUIPMENT AND LEASEHOLD IMPROVEMENTS:

Equipment and leasehold improvements, as stated at cost, are summarized by major classifications, as follows:

         Equipment                                                    $  679,861
         Furniture and Fixtures                                           110,588
         Auto Equipment                                                   166,187
         Leasehold Improvements                                           119,388
                                                                      -----------

                                                                        1,076,024

         Less:  Accumulated depreciation and amortization                (723,154)

         Equipment and leasehold improvements, net                    $   352,870
                                                                      ===========

Depreciation expense for the year ended December 31, 1996, was $148,659.

3.  OTHER ASSETS:

Other assets, as stated at cost, are summarized by major classifications, as follows:

         Security deposits                                                 $  12,938
         Cash surrender value - officers life insurance                      118,121
         Long-term contracts                                                  34,000
         Covenant not to compete                                             251,000
         Goodwill                                                             45,000
                                                                           ---------
                                                                             461,059

         Less:  accumulated amortization                                     (33,334)
                                                                           ---------
         Other assets, net                                                 $ 427,725
                                                                           =========

Amortization expense for the year ended December 31, 1996, was $11,937.

Face value of life insurance policies on key employees is $1,050,000. Pennsylvania Prescriptions, Inc. is the beneficiary of these policies.

4.  SHORT-TERM BORROWINGS:

The Company had outstanding lines of credit payable to separate banks as of December 31, 1996, in the aggregate amount of $325,000. The line of credit is $150,000, due July 1, 1998, with an interest rate calculated as the prime rate minus 75 basis points, which was 7.50% at December 31, 1996. The unpaid principal balance was $120,000 at December 31, 1996. The line of credit is unsecured.

During 1996, the Company entered into a new line of credit arrangement with a bank. The line of credit is $175,000, due June 1997, with an interest rate based on the bank's base lending rate, which was 8.35% at December 31, 1996. The unpaid principal balance was $147,317 at December 31, 1996. The line of credit is secured by the assets of the Company and personal guarantees of the stockholders and their spouses.

5.    LONG-TERM DEBT:

As of December 31, 1996, the following debt was outstanding:

         Promissory notes, 8.25%, secured by the assets of the Company and personal guarantees of the stockholders and their spouses, last
             monthly payments due January 2001.                                                 $  894,810

         Equipment credit lines, five-year notes, 8.3% - 8.6%, secured by perfected interest on equipment purchased, last monthly
             payments due January 2001 - April 2001.                                                98,207

         Equipment credit lines, three-year notes, 8.75% - 8.95%, secured by perfected interest on equipment purchased, last monthly
             payments due June 1999 - July 1999.                                                    31,091

         Secured installment notes, five-year note, 9.75%, secured by auto equipment, last monthly payment due March 1997.
                                                                                                $    1,223

         Secured installment notes, four-year notes, 7.8% - 9.5%, secured by auto equipment, last monthly payments due January 1997 -
             February 1999.                                                                         14,486
                                                                                                ----------
                                                                                                 1,039,817

         Less:  Current portion                                                                    226,299
                                                                                                ----------

                Total long-term portion                                                         $  813,518
                                                                                                ==========

At December 31, 1996, principal payments on the long-term debt are due as follows:


   December 31,
   ------------
     1997                                       $  226,299
     1998                                          251,322
     1999                                          260,160
     2000                                          273,991
     2001                                           28,045
                                                ----------

                                                $1,039,817
                                                ==========

6.    INSTALLMENT OBLIGATION:

During 1996, the Company entered into an installment obligation for the purchase of equipment. The obligation is to be paid in 36 monthly installments. At December 31, 1996, the remaining balance was $27,746.

7.    COMMITMENTS:

The Company has operating leases for equipment and office space. Future minimum lease payments under operating leases that have remaining noncancellable terms are as follows:

     1997                                       $198,250
     1998                                        105,906
     1999                                         75,292
     2000                                         34,718
     2001                                         20,731
                                                --------

                                                $434,897
                                                ========


The Company is committed to two noncancellable leases which are not presented in the above table. The Company does not believe that the lessor upheld terms of the contract. The Company has ceased making lease payments and has joined a class action lawsuit to be relieved of future lease payments. The estimated total of unpaid lease payments is $231,000.

Total rental expense for 1996 was $181,655.

8.    SIGNIFICANT RELIANCE ON SUPPLIER:

During the year ended December 31, 1996, the company made purchases of $7,165,055 from Cardinal Syracuse, Inc. This represents 81.5% of the total purchases of resalable inventory.

9.    PROFIT SHARING PLAN:

In September 1985, the Company adopted a defined contribution profit sharing plan covering full-time employees who had met plan requirements. The plan is a discretionary noncontributory plan. Contributions are at the discretion of the board of directors. The Company made no contribution to the plan for the year ended December 31, 1996.

10.   SUBSEQUENT EVENT:

In March 1997, Capstone Pharmacy Services, Inc. purchased all of the corporate assets for $6,424,500. The former stockholders will also be paid an earn-out amount equal to six times the earnings before interest, tax, depreciation and amortization that exceeds $1,070,755 for the twelve-month period following the opening of a nonretail pharmacy outlet.

                 PRO FORMA UNAUDITED CONSOLIDATED FINANCIAL DATA

From January 1, 1996 through September 30, 1997, the Company acquired several institutional pharmacy and pharmacy service companies. These acquisitions consist of the following:

IMD Corporation                                        February 1996
DC Med, Inc.                                           July 1996
Symphony Pharmacy Services, Inc.                       July 1996
Happy Harry's Inc.                                     October 1996
Institutional Pharmacy, Inc.                           December 1996
Clinical Care - SNF Pharmacy, Inc.                     January 1997
Portaro Pharmacies, Inc.                               January 1997
Alger Health Services, Inc.                            January 1997
Pennsylvania Prescriptions, Inc.                       March 1997
Macromed                                               March 1997
Pharmacare, Inc.                                       March 1997
Willowwood                                             April 1997
Med-Tec Pharmaceutical Services, Inc.                  September 1997

The following unaudited pro forma income statement data for the year ended December 31, 1996, and the nine months ended September 30, 1997 have been prepared based on historical income statements of the Company, as adjusted to reflect the acquisitions of the above listed companies as if each had occurred on January 1, 1996 and January 1, 1997, respectively. An unaudited pro forma balance sheet has not been prepared since the acquisition of all of the above listed companies was reflected in the companies balance sheet as of September 30, 1997 as filed in its current report on Form 10-Q. The pro forma income statement data may not be indicative of the future results of operations of or what the actual results of operations would have been had the acquisitions described above been effective January 1, 1997 and 1996.

                                PHARMERICA, INC.
                         PRO FORMA INCOME STATEMENT DATA

                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997

                                         PharMerica,
                                       Inc. (formerly
                                           Capstone
                                           Pharmacy                                            Total
                                       Services, Inc.)                                       Pro Forma
                                          per Form         Acquired         Pro Forma         Income
                                             10-Q         Companies(1)     Adjustments       Statement
                                        -------------     ------------     -----------       ----------
Net sales                                 $ 228,048         $ 14,715              --         $ 242,763
Cost of sales                              (127,354)          (8,938)             --          (136,292)
                                          ---------         --------         -------         ---------
  Gross profit                              100,694            5,777              --           106,471
Selling, general and administrative
  expense                                    73,481            4,309             (77)           77,713
Depreciation and amortization (2)             7,547              186             364             8,098
Merger related costs                          3,525               --              --             3,525
                                          ---------         --------         -------         ---------
  Total operating expenses                   84,553            4,496             287            89,336
  Income from operations                     16,141            1,281            (287)           17,135
Nonoperating expense:

  Interest expense (3)                        4,578               98             962             5,639
  Other income                                   --               14             (15)               (1)
                                          ---------         --------         -------         ---------
  Total nonoperating expense                  4,578              112             947             5,638
Income before taxes                          11,563            1,169          (1,234)           11,498
Provision for income taxes                    5,415               26             (58)            5,383
                                          ---------         --------         -------         ---------
Net income                                $   6,148         $  1,143         $(1,176)        $   6,115
                                          =========         ========         =======         =========

Earnings per share                                                                           $    0.17
                                                                                             =========

(1) Reflects the above listed acquisitions as if they had occurred on January 1, 1997.
(2) Reflects the amortization of goodwill related to the above listed acquisitions over 40 years.
(3) Reflects additional interest expense incurred on debt financed to acquire the above listed acquisitions.

                                PHARMERICA, INC.
                        PRO FORMA INCOME STATEMENT DATA

                      FOR THE YEAR ENDED DECEMBER 31, 1996

                                         PharMerica,
                                       Inc. (formerly
                                           Capstone
                                           Pharmacy                                            Total
                                       Services, Inc.)                                       Pro Forma
                                          per Form         Acquired         Pro Forma         Income
                                             10-K         Companies(1)     Adjustments       Statement
                                        -------------     ------------     -----------       ----------
Net sales                                 $ 144,398         $ 151,150              --         $ 295,548
Cost of sales                               (85,532)          (84,239)             --          (169,771)
                                          ---------         ---------         -------         ---------
  Gross profit                               58,866            66,911              --           125,777
Selling, general and administrative
  expense                                    46,592            53,493            (232)           99,853
Depreciation and amortization (2)             4,634             2,573           3,171            10,377
Costs relating to pharmacy closure              246                --              --               246
Restructuring costs                           2,825                --              --             2,825
                                          ---------         ---------         -------         ---------
  Total operating expenses                   54,297            56,066           2,939           113,302
  Income from operations                      4,569            10,845          (2,939)           12,475
Nonoperating expense:

  Interest expense (3)                        1,900             4,812           3,942            10,653
  Acquisition financing fees                  4,574                --              --             4,574
  Other income                                 (149)              140            (360)             (369)
                                          ---------         ---------         -------         ---------
  Total nonoperating expense                  6,324             4,952           3,582            14,858
Income before taxes                          (1,755)            5,893          (6,521)           (2,382)
Provision for income taxes                   (5,121)            2,047            (489)           (3,563)
                                          ---------         ---------         -------         ---------
Income from continuing operations         $   3,365         $   3,847         $(6,031)        $   1,181
                                          =========         =========         =======         =========

Earnings per share                                                                            $    0.03
                                                                                              =========

(4) Reflects the above listed acquisitions as if they had occurred on January 1, 1997.
(5) Reflects the amortization of goodwill related to the above listed acquisitions over 40 years.
(6) Reflects additional interest expense incurred on debt financed to acquire the above listed acquisitions.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                    PHARMERICA, INC.


                                    By:  /s/ James D. Shelton
                                    --------------------------------------------
                                    Executive Vice President and Chief Financial
                                    Officer

Date: December 15, 1997